UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2019

MassRoots, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55431	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7083 Hollywood Blvd, Office 4084 Los Angeles, CA	90028
(Address of principal executive offices)	(Zip Code)

(833) 467-6687
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

From June 24 to July 2, 2019, MassRoots, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with an accredited investor pursuant to which it sold an aggregate of 240 units (“Units”) for a purchase price of $1,250 per unit, for aggregate gross proceeds of $300,000 (the “Offering”). Each Unit consisted of one share of the Company’s newly designated Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), and a warrant (the “Warrant”) to purchase 25,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share. The Units, Series B Preferred Stock, Warrants and Warrant Shares are collectively referred to herein as the “Securities.”

The Warrants are exercisable, at any time on or after the initial issuance date, at a price of $0.075 per share, subject to adjustment, and expire three years from the date of issuance. The holders of Warrants are able to, subject to certain limitations, exercise the Warrants on a cashless basis. The Company is prohibited from effecting an exercise of the Warrant to the extent that, as a result of such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon exercise of the Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The foregoing descriptions of the Subscription Agreements and Warrants are not complete and are qualified in their entireties by reference to the full text of the Form of Subscription Agreement and Form of Warrant, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

From July 2, 2019 to July 11, 2019, the Company entered into separate exchange agreements (the “Exchange Agreements”) with certain holders (the “Holders”) pursuant to which it exchanged (the “Exchange”) an aggregate of 26 million warrants issued in July 2018 (the “Exchange Securities”) for an aggregate of 6,000 shares of the Company’s newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”). As part of the Exchange, the Holders relinquished any and all rights related to the Exchange Securities.

The foregoing description of the Exchange Agreement is not complete and is qualified in its entirety by reference to the full text of the Form of Exchange Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

From June 24 to July 2, 2019, the Company sold the Securities in consideration for gross proceeds of $300,000. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02. The Units (and the securities included therein) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and Rule 506 of Regulation D promulgated thereunder.

From July 2 to July 11, 2019, the Company exchanged the Exchange Securities for the Series A Preferred Stock. The details of this transaction are described in Item 1.01, which is incorporated by reference in its entirety into this Item 3.02. The shares of Series A Preferred Stock were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, on July 8, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series B Preferred Stock (the “Series B COD”) with the Delaware Secretary of State.

Pursuant to the Series B COD, 2,000 shares of the Company’s blank check preferred stock have been designated as Series B Preferred Stock. The Series B Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Dividends. The holders of Series B Preferred Stock shall have no dividend rights except as may be declared by the Company’s board of directors.

Ranking. The Series B Preferred Stock rank (i) senior to the Company’s common stock, (ii) senior to or on parity with all other classes and series of the Company’s preferred stock, unless otherwise specified and (iii) junior to the Series A Preferred Stock with respect to the payment of dividends and distributions of the assets of the Company upon liquidation, dissolution or winding up of the Company.

Voting. Except as otherwise required by law, holders of Series B Preferred Stock shall be entitled to vote, together as a class with the holder of common stock, on all matters submitted to stockholders of the Company and shall have the number of votes equal to the number of shares of common stock such Series B Preferred Stock are convertible into.

Conversion. Each share of Series B Preferred Stock shall be convertible into such number of shares of the Company’s common stock determined by dividing (i) the Series B Preferred Stock Applicable Per Share Stated Value by (ii) the Series B Preferred Stock Conversion Price. The “Series B Preferred Stock Applicable Per Share Stated Value” means $1,250 per share, subject to adjustment. The “Series B Preferred Stock Conversion Price” means $0.05, subject to adjustment. The Company is prohibited from effecting a conversion of the Series B Preferred Stock to the extent that, as a result of such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series B Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

In connection with the Exchange, on July 8, 2019, the Company filed a Certificate of Designations, Preferences and Rights of the Series A Preferred Stock (the “Series A COD”) with the Delaware Secretary of State.

Pursuant to the Series A COD, 6,000 shares of the Company’s blank check preferred stock have been designated as Series A Preferred Stock. The Series A Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

Dividends. The holders of Series A Preferred Stock shall have no dividend rights except as may be declared by the Company’s board of directors.

Ranking. The Series A Preferred Stock rank (i) senior to the Company’s common stock and Series B Preferred Stock and (ii) senior to or on parity with all other classes and series of the Company’s preferred stock, unless otherwise specified, with respect to the payment of dividends and distributions of the assets of the Company upon liquidation, dissolution or winding up of the Company.

Voting. Except as otherwise required by law, holders of Series A Preferred Stock shall be entitled to vote, together as a class with the holders of common stock, on all matters submitted to stockholders of the Company and shall have the number of votes equal to the number of shares of common stock such Series A Preferred Stock are convertible into.

Conversion. Each share of Series A Preferred Stock shall be convertible into such number of shares of the Company’s common stock determined by dividing (i) the Series A Preferred Stock Applicable Per Share Stated Value by (ii) the Series A Conversion Price. The “Series A Preferred Stock Applicable Per Share Stated Value” means $1,250 per share, subject to adjustment. The “Series A Preferred Stock Conversion Price” means $0.05, subject to adjustment. The Company is prohibited from effecting a conversion of the Series A Preferred Stock to the extent that, as a result of such exercise, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Redemption. At any time and from time to time on or after the issuance date of the Series A Preferred Stock and 24 months thereafter, any holder of Series A Preferred Stock shall have the right to elect to have, out of funds legally available therefor, all or any portion of the then shares of Series A Preferred Stock redeemed by the Company for a price per share of $980.39, plus all unpaid accrued and accumulated dividends, if any.

The foregoing description of the Series A COD and Series B COD are not complete and are qualified in their entirety by reference to the full text of the Series A COD and Series B COD, copies of which are filed as Exhibit 3.1 and 3.2, respectively, to this Current Report and are hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights of the Series A Preferred Stock
3.2	Certificate of Designations, Preferences and Rights of the Series B Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Warrant
10.3	Form of Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MassRoots, Inc.

Date: July 11, 2019	By:	/s/ Isaac Dietrich
Isaac Dietrich
Chief Executive Officer

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